SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2004 (November 19, 2004)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 8.01 Other Events

As previously reported in Form 10-K and Forms 10-Q, Liberty National Life Insurance Company and Torchmark Corporation were parties to purported class action litigation filed in the Circuit Court of Choctaw County, Alabama on behalf of all persons who currently or in the past were insured under Liberty cancer policies which were no longer being marketed, regardless of whether the policies remained in force or lapsed (Roberts v. Liberty National Life Insurance Company, Case No. CV-2002-009-B). These cases were based on allegations of breach of contract in the implementation of premium rate increases, misrepresentation regarding the premium rate increases, fraud and suppression concerning the closed block of business and unjust enrichment. On December 30, 2003 the Alabama Supreme Court issued an opinion granting Liberty’s and Torchmark’s petition for a writ of mandamus, concluding that the Choctaw Circuit Court did not have subject matter jurisdiction and ordering that Circuit Court to dismiss the action. The plaintiffs then filed their purported class action litigation against Liberty and Torchmark in the Circuit Court of Barbour County, Alabama on December 30, 2003 (Roberts v. Liberty National Life Insurance Company, Civil Action No. CV-03-0137). On April 16, 2004 the parties filed a written Stipulation of Agreement of Compromise and Settlement with the Barbour County, Alabama Circuit Court seeking potential settlement of the Roberts case. A fairness hearing on the potential settlement was held by the Barbour County Circuit Court on July 15, 2004. After receipt of briefs on certain issues and submission of materials relating to objections to the proposed settlement to the Court-appointed independent special master, the Court reconvened the previously-continued fairness hearing on September 23, 2004. After the September 23, 2004 hearing, the Court, after hearing from the objectors to the potential settlement, ordered the appointment of an independent actuary to report back to the Court on certain issues. The report of the independent consulting actuary was subsequently furnished to the special master and the Court on a timely basis.

On November 19, 2004, the Court entered an order and final judgment in Roberts whereby the Court consolidated Roberts with Robertson v. Liberty National Life Insurance Company, CV-92-021 (previously reported in Forms 10-K and 10-Q) for purposes of the Roberts Stipulation of Settlement and certified the Roberts class as a new subclass of the class previously certified by that Court in Robertson. The Court approved the Stipulation and Settlement and ordered and enjoined Liberty to perform its obligations under the Stipulation. Subject to the Stipulation, Liberty and Torchmark were permanently enjoined from instituting, engaging or participating in, maintaining, authorizing or continuing premium rate increases inconsistent with the Stipulation; failing to implement temporary premium waivers in accordance with the Stipulation; failing to implement the new benefits procedure described in the Stipulation; and failing to implement the special schedules and special provisions of the Stipulation for subclass members who have cancer and are receiving benefits and for subclass members who have no other cancer or medical insurance and/or are not covered by Medicare. The Court dismissed plaintiffs’ claims, released the defendants, enjoined Roberts subclass members from any further prosecution of released claims and retained continuing jurisdiction of all matters relating to the Roberts settlement.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION
Date: November 22, 2004	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary